UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 30, 2008


                           RODOBO INTERNATIONAL, INC.
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)


             NEVADA                     000-50340               75-2980786
  ----------------------------        ------------         ------------------
(State or Other Jurisdiction of       (Commission            (IRS Employer
         Incorporation)               File Number)         Identification No.)


            380 Changjiang Road, Nangang District, Harbin, PRC 150001
            ---------------------------------------------------------
                    (Address of principal executive offices)


      Registrant's telephone number, including area code: 86 0451 82260522


                          Navstar Media Holdings, Inc.
                          -----------------------------
          (Former Name or Former Address if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Explanatory Note

We are filing this amendment to our current report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on October 6, 2008 (the "Original Report"), based on comments received from the Commission on by letter dated October 10, 2008. Other than the information contained herein, no substantive changes have been made to the Original Report.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 30, 2008, Rodobo International, Inc., a Nevada corporation, (the "Company") changed its principal independent accountants. On such date, Bernstein & Pinchuk LLP was dismissed from serving as the Company's principal independent accountants and the Company retained Bagell, Josephs, Levine & Company, LLC as its principal independent accountants. The decision to change accountants was approved by the Company's Board of Directors on September 28, 2008.

The dismissal of Bernstein & Pinchuk LLP.
-----------------------------------------

Bernstein & Pinchuk LLP was the independent registered public accounting firm for the Company from December 31, 2007 to September 30, 2008. None of Bernstein & Pinchuk LLP reports on the Company's financial statements from December 31, 2007 to September 30, 2008, (a) contained an adverse opinion or disclaimer of opinion, (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Bernstein & Pinchuk LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(ii) of Regulation S-K occurred during the period in which Bernstein & Pinchuk LLP served as the Company's principal independent accountants. Bernstein & Pinchuk LLP did express a concern about the Company's ability to continue as a going concern for the period December 31, 2007 to September 30, 2008.

In accordance with Item 304(a)(3), the Company has provided Bernstein & Pinchuk with a copy of this disclosure and has requested that Bernstein & Pinchuk furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Bernstein & Pinchuk addressed to the Securities and Exchange Commission dated September 30, 2008 is filed as Exhibit 16.1 to the Original Report.

The Engagement of Bagell, Josephs, Levine & Company, LLC
--------------------------------------------------------

Prior to September 30, 2008, the date that Bagell, Josephs, Levine & Company, LLC was retained as the principal independent accountants of the Company:

(1) The Company did not consult Bagell, Josephs, Levine & Company, LLC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company's financial statements;

(2) Neither a written report nor oral advice was provided to the Company by Bagell, Josephs, Levine & Company, LLC that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult Bagell, Josephs, Levine & Company, LLC regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a)  Financial statements of business acquired as of September 30, 2007.

     (1)  Report of Independent Registered Accounting Firm
     (2)  Balance Sheets dated as of September 30, 2007 and 2006
     (3) Statements of Income for the fiscal years ended September 30, 2007 and 2006
     (4) Statements of Shareholders' Equity for the fiscal years ended September 30, 2007 and 2006
     (5) Statements of Cash Flows for the fiscal years ended September 30, 2007 and 2006.
     (6)  Notes to the Financial Statements

(b)  Financial statements of business acquired as of June 30, 2008.

     (1) Balance Sheets dated as of June 30, 2008 (unaudited) and September 30, 2007 (audited)
     (2) Unaudited Statements of Income for the Nine Months and Three Months Ended June 30, 2008 and 2007
     (3) Unaudited Statements of Cash Flows for the Nine Months ended June 30, 2008 and 2007.
     (4)  Notes to the Financial Statements

(c)  Pro forma financial information.

     (1)  Pro Forma Balance Sheet
     (2)  Pro Form Statement of Operations


Exhibits

Exhibit 16.1 Letter, dated September 30, 2008, from Bernstein & Pinchuk LLP to the Securities and Exchange Commission.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             RODOBO INTERNATIONAL, INC.

November 4, 2008                             By: /s/ Yanbin Wang
                                                 ---------------
                                             Name: Yanbin Wang
                                             Title: Chief Executive Officer

(a) Financial statements of business acquired.




                          HARBIN RODOBO DAIRY CO., LTD.

                              FINANCIAL STATEMENTS

                            SEPTEMBER 30, 2007 & 2006

                          HARBIN RODOBO DAIRY CO., LTD.

                          INDEX TO FINANCIAL STATEMENTS






Report of Independent Registered Public Accounting Firm .......................1

Balance Sheets at September 30, 2007 and 2006..................................2

Statements of Income for the years ended September 30, 2007 and 2006...........3

Statements of Changes in Shareholders' Equity for the years ended
September 30, 2007 and 2006....................................................4

Statements of Cash Flows for the years ended September 30, 2007 and 2006.......5

Notes to Financial Statements.............................................6 - 12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders of Harbin Rodobo Dairy Co., Ltd.


We have audited the accompanying balance sheets of Harbin Rodobo Dairy Co., Ltd. (the "Company) as of September 30, 2007 and 2006 and the related statements of income, cash flows, and shareholders' equity for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Rodobo Dairy Co., Ltd. as of September 30, 2007 and 2006 and the results of its operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.






/s/ Bagell Josephs, Levine & Company, LLC
-----------------------------------------
Bagell Josephs, Levine & Company, LLC
Marlton, New Jersey

December 18, 2007


                          HARBIN RODOBO DAIRY CO., LTD
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2007 AND 2006


                                                              2007        2006
                                                          ----------   ----------
                                     ASSETS

Current assets:
Cash and cash equivalents                                 $   33,302   $  156,448
Accounts receivable - net of allowance for bad debts of
   $60,643 and $60,668, respectively                         887,403      642,039
Other receivables                                            267,930      204,595
Inventories                                                1,432,856    1,479,195
Prepaid expenses                                             142,611           --
Advances to suppliers                                        138,034       82,860
                                                          ----------   ----------

Total current assets                                       2,902,136    2,565,137
                                                          ----------   ----------

Property, plant and equipment:
Fixed assets, net of accumulated depreciation                115,204      100,141
Construction in progress                                     403,378      202,132
                                                          ----------   ----------

                                                             518,582      302,273
                                                          ----------   ----------

Other assets:
Investment advances                                        3,429,959      227,733
                                                          ----------   ----------

Total assets                                              $6,850,677   $3,095,143
                                                          ==========   ==========

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                                          $1,035,101   $  559,769
Other payable                                                229,576      193,716
Accrued expenses                                           1,458,537    1,024,960
Deferred revenue                                              96,484       33,138
Due to related party                                         384,826      382,621
                                                          ----------   ----------

Total current liabilities                                  3,204,524    2,194,204
                                                          ----------   ----------

Shareholders' equity
Capital                                                      416,828      416,828
Retained earnings                                          3,065,667      446,685
Accumulated other comprehensive income                       163,658       37,426
                                                          ----------   ----------

Total shareholders' equity                                 3,646,153      900,939
                                                          ----------   ----------

Total liabilities and shareholders' equity                $6,850,677   $3,095,143
                                                          ==========   ==========

    The accompanying notes are an integral part of these financial statements


                          HARBIN RODOBO DAIRY CO., LTD
                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006


                                                            2007         2006
                                                        -----------   -----------
Net sales                                               $12,764,906   $ 8,829,946
Cost of goods sold                                        6,599,179     5,117,997
                                                        -----------   -----------

            Gross profit                                  6,165,727     3,711,949
                                                        -----------   -----------

Operating expenses:
Distribution expenses                                     3,265,044     3,151,353
General and administrative expenses                         337,006       510,939
Depreciation expenses                                        28,901        22,929
                                                        -----------   -----------

            Total operating expenses                      3,630,951     3,685,221
                                                        -----------   -----------

Operating income                                          2,534,776        26,728

Other income (expenses)                                      84,206        26,890

Income before income taxes                                2,618,982        53,618
                                                        -----------   -----------

Provision for income taxes                                       --            --
                                                        -----------   -----------

Net income                                              $ 2,618,982   $    53,618
                                                        ===========   ===========

Other comprehensive income:
Foreign currency translation adjustment                     126,232        20,509
                                                        -----------   -----------

Comprehensive income                                    $ 2,745,214   $    74,126
                                                        ===========   ===========

Basic and diluted income per share                      $      0.80   $      0.02
                                                        ===========   ===========

Basic and diluted weighted average shares outstanding     3,450,000     3,450,000
                                                        ===========   ===========

    The accompanying notes are an integral part of these financial statements

                          HARBIN RODOBO DAIRY CO., LTD
                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006


                                                                     Accumulated
                                                                        Other
                                                         Retained   Comprehensive
                                             Capital     Earnings      Income        Total
                                           ----------   ----------   ----------   ----------
Balance at September 30, 2005              $  416,828   $  393,067   $   16,917   $  826,812
Net income for the year                            --       53,618           --       53,618
Foreign currency translation adjustments           --           --       20,509       20,509
                                           ----------   ----------   ----------   ----------

Balance at September 30, 2006                 416,828      446,685       37,426      900,939
Net income for the year                            --    2,618,982           --    2,618,982
Foreign currency translation adjustments           --           --      126,232      126,232
                                           ----------   ----------   ----------   ----------

Balance at September 30, 2007              $  416,828   $3,065,667   $  163,658   $3,646,153
                                           ==========   ==========   ==========   ==========

    The accompanying notes are an integral part of these financial statements


                          HARBIN RODOBO DAIRY CO., LTD
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 AND 2006

                                                                   2007           2006
                                                               -----------    -----------
Cash flows from operating activities
Net income                                                     $ 2,618,982    $    53,618
Adjustments to reconcile net income to operating activities
Depreciation                                                        33,111         25,256
Changes in assets and liabilities:
(Increase) decrease in -
Accounts receivable and other receivables                         (308,699)       117,319
Inventories                                                         46,339       (305,573)
Prepaid expenses                                                  (142,611)            --
Advances to suppliers                                              (55,174)       (26,013)
Increase (decrease) in -
Accounts payable and other payable                                 511,192       (266,256)
Accrued expenses                                                   433,577        423,988
Deferred revenue                                                    63,345        (15,608)
                                                               -----------    -----------

Net cash provided by operating activities                        3,200,062          6,730
                                                               -----------    -----------

Cash flows from investing activities
Purchase of fixed assets                                           (42,405)        (2,086)
Cash used for construction in progress                            (201,245)       (82,111)
Investment advances                                             (3,202,227)      (227,733)
                                                               -----------    -----------

Net cash used in investing activities                           (3,445,877)      (311,930)
                                                               -----------    -----------

Cash flows from financing activities
Due to related party                                                 2,205        161,607
                                                               -----------    -----------

Net cash provided by financing activities                            2,205        161,607
                                                               -----------    -----------

Effect of exchange rate changes on cash and cash equivalents       120,464         17,999
                                                               -----------    -----------

Net decrease in cash and cash equivalents                         (123,146)      (125,594)

Cash and cash equivalents, beginning of year                       156,448        282,042
                                                               -----------    -----------

Cash and cash equivalents, end of year                         $    33,302    $   156,448
                                                               ===========    ===========

Supplemental disclosures of cash flow information:

           Interest paid                                       $        --    $        --
                                                               ===========    ===========
           Income taxes paid                                   $        --    $        --
                                                               ===========    ===========

    The accompanying notes are an integral part of these financial statements

                          HARBIN RODOBO DAIRY CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006


1.   ORGANIZATION AND BASIS OF PRESENTATION

     Harbin Rodobo Dairy Co., Ltd. ("Rodobo" or the "Company") was incorporated in 2002 under the laws of the People's Republic of China ("PRC"). The Company is engaged in the production, processing, distribution and development of powdered milk products in the PRC for infants, children, pregnant women and other adults under the brand name "Rodobo".

     The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash on hand and deposits with banks with an original maturity of three months or less.

     ACCOUNTS RECEIVABLE - The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

     INVENTORIES - Inventories comprise raw materials, work in progress, finished goods and packing materials and are stated at the lower of cost or market value. Cost is calculated using the First In First Out method and includes all costs to acquire and any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenances, and depreciation expense.

     Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets on a straight-line basis. The estimated useful lives for significant property, plant and equipment categories are as follows:

              Leasehold improvement                        5.5 years
              Machinery, equipment and automobiles           5 years

     Construction in progress represents the direct costs of construction or acquisition incurred. Upon completion and readiness for use of the assets, capitalization of these costs ceases and the cost of construction in progress is transferred to fixed assets. No depreciation is provided until the project is completed and the assets are ready for intended use. There is no financing activity occurred during the course of construction. The Company periodically reviews the carrying value of long-lived assets in accordance with SFAS 144. When estimated future cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognized an impairment loss equal to the an amount by which the carrying value exceeds the fair value of assets. Based on its review, the Company believes that there were no impairments of its long-lived assets as of September 30, 2007.

     REVENUE RECOGNITION - The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenues consist of the invoice value of the sale of goods net of sales returns and allowances.

     DEFERRED REVENUE - Revenue from the sale of goods or services is recognized when goods are delivered. Receipts in advance for goods to be delivered in the subsequent year are carried forward as deferred revenue.

     ADVERTISING COSTS - Advertising costs represent advertising expenses and promotion incentives provided to distributors and are charged to operations when incurred. Advertising expenses totaled $45,381 and $236,666 for the years ended September 30, 2007 and 2006, respectively.

     EMPLOYEES' BENEFIT COST - Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     FOREIGN CURRENCY TRANSLATION - The Company's principal country of operations is in the PRC. The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated Other Comprehensive Income". Historically the local currency's exchange rate had been tied to the US Dollar at a rate of approximately 8.28 RMB per US Dollar. Effective July 21, 2005 the RMB was revalued to an effective exchange rate of approximately 8.11 RMB per US Dollar. Subsequent to the revaluation the RMB has been allowed to float within a specified range. As of September 30, 2007 and 2006, the exchange rate was 7.49 and 7.90 RMB per US Dollar, respectively.

     INCOME TAXES- The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financials statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized. There are no deferred tax amounts at September 30, 2007 and 2006, respectively.

     The Company is entitled to a tax holiday of five years for full Enterprise Income Tax ("EIT") exemption. The preferential tax treatment commenced in 2005 and will expire in 2009. The estimated tax savings for the years ended September 30, 2007 and 2006 amounted to $864,264 and $17,694, respectively. The net effect on earnings per share had the income tax been applied would decrease earnings per share from $0.80 to $0.51 in 2007 and $0.02 to $0.01 in 2006.

     FAIR VALUE OF FINANCIAL STATEMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, advances from customers, and other payables approximate their fair values as of September 30, 2007 and 2006 due to the relatively short-term nature of these instruments.

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     CONCENTRATIONS OF BUSINESS AND CRDIT RISK - The Company maintains certain bank accounts in the People's Republic of China which are not protected by FDIC insurance or other insurance. The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. The Company's operating results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

     NEW ACCOUNTING PRONOUNCEMENTS - In June 2006, the FASB issued Interpretation 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006, which is the Company's fiscal year 2008. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

     In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which is the Company's fiscal year 2009. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

     In February 2007, the FASB issued Statement No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007, which is the Company's fiscal year 2009. The Company is currently assessing the impact of SFAS 159 on its financial statements.

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006

3.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable as of September 30, 2007 and 2006 are summarized as follows:

                                                        2007         2006
                                                      --------     --------
     Accounts receivable                              $948,046     $702,707
     Less: Allowance for doubtful accounts              60,643       60,668
                                                      --------     --------

     Total net accounts receivable                    $887,403     $642,039
                                                      ========     ========

     The activity in the allowance for doubtful accounts during the years ended September 30, 2007 and 2006 is summarized as follows:

                                                       2007          2006
                                                     --------      --------
     Balance at beginning of year                    $ 60,668      $ 25,429
     Additions (deductions) during the year               (25)       35,239
                                                     --------      --------

     Balance at end of year                          $ 60,643      $ 60,668
                                                     ========      ========


4.   INVENTORIES

     Inventories consist of the following as of September 30, 2007 and 2006:

                                                 2007               2006
                                              ----------         ----------
     Raw materials                            $  247,296         $  247,770
     Work-in-progress                            741,850            846,832
     Finished goods                              276,246            241,860
     Packing materials                           167,464            142,733
                                              ----------         ----------

     Total inventories                        $1,432,856         $1,479,195
                                              ==========         ==========

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006


5.   FIXED ASSETS

     Fixed assets consist of the following as of September 30, 2007 and 2006:

                                                     2007           2006
                                                  ---------      ---------
     Building improvement                         $ 130,459      $ 123,672
     Plant and machinery                             44,049          4,371
     Motor vehicles                                  14,156         12,598
     Computer equipment                               4,244            854
                                                  ---------      ---------
                                                    192,908        141,495
     Less: accumulated depreciation                 (77,704)       (41,354)
                                                  ---------      ---------
     Total fixed assets, net                        115,204        100,141
     Construction in progress                       403,378        202,132
                                                  ---------      ---------
                                                  $ 518,582      $ 302,273
                                                  =========      =========

     Depreciation expense totaled $33,111 and $25,256 for the years ended September 30, 2007 and 2006, respectively.

6.   INVESTMENT ADVANCES

     Investment advances represent the payments the Company made to Wei Li Si Dairy Co. ("WLS") in connection with its pending acquisition of the certain assets owned by WLS. The total acquisition price of those assets by the Company per Assets Acquisition Agreement ("Agreement) is estimated to be around $4,000,000. As of September 30, 2007, the Company has made advances to WLS in the total amount of $3,429,959 in an effort to secure the deal. Pursuant to the agreement, the closing of this acquisition is subject to the transfer of the ownership evidenced by the official recording of the title change for those assets at the local authority. The management anticipates the transfer of the ownership from WLS to the Company be completed in the first quarter of 2008.

7.   DUE TO RELATED PARTY

     Due to related party represent temporary funding by its officer to finance the working capital as needed. The amounts are unsecured, non-interest bearing and due on demand. Due to related party also include rents payable to its officer. The Company rents office space from its officer. The rent amounted to RMB 98,700 (approximately $12,797) and RMB 95,600 (approximately $11,908) for the fiscal years ended September 30, 2007 and 2006, respectively. As of September 30, 2007 and 2006 the Company had the following balances due to related party:


                                                      2007           2006
                                                    --------       --------
     Due to Mr. Wang Yan-bin                        $384,826       $382,621
                                                    --------       --------

     Total due to related party                     $384,826       $382,621
                                                    ========       ========

                          HARBIN RODOBO DAIRY CO., LTD
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)

                 FOR THE YEARS ENDED SEPTEMBER 30, 2007 and 2006



8.   CAPITAL

     The Company's total registered capital is 3,450,000 RMB, of which, total 2,000,000 RMB was contributed on January 4, 2002 and the remaining 1,450,000 RMB was contributed on March 18, 2004. The total amount equals to US$ 416,828. The industry practice in China does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records. The Company elected to designate one (1) common share for each RMB contributed for the purpose of financial reporting. Accordingly, there were total 3,450,000 shares outstanding for the years ended September 30, 2007 and 2006.

9.   MAJOR CUSTOMERS

     Two major customers accounted for approximately 19% of the net revenue for the year ended September 30, 2007, with each customer individually accounting for 11 % and 8%, respectively. At September 30, 2007, the total receivable balance due from these customers was $161,669. Two major customers accounted for 54% of the net revenue for the year ended September 30, 2006. At September 30, 2006, the total receivable balance due from these two customers was $312,118.

10.  COMMITTEMENTS AND CONTIGENCIES

     On July 1, 2004, the Company entered into a lease agreement with Heilongjiang Jinniu Dairy Co., Ltd. ("Jinniu") to lease its manufacturing facilities in Qinggang, Heilongjiang. Under the agreement, the Company is obligated to pay the rent of RMB1,000,000 (approximately US$130,000) per year, payable in two installments each year for six years from July 5, 2004 to July 5, 2010.

     On April 1, 2005 and April 1, 2006, the Company and Jinniu amended the lease agreement whereby the lease term is extended to July 6, 2030, and effective July 5, 2010, the annual rent payment is reduced to RMB 600,000 (approximately US$ 78,000), payable in two installments each year. Under the amended agreement, the Company is also required to make minimum RMB 400,000 (approximately US$55,555) of annual improvements or betterment to the leased facility when the new lease term takes effective.

                               MEGA PROFIT LIMITED


                              FINANCIAL STATEMENTS

                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)

                               MEGA PROFIT LIMITED


                          INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 2008 AND 2007
                                   (UNAUDITED)


                                TABLE OF CONTENTS


                                                                      Page(s)


Balance Sheet as of June 30, 2008 (Unaudited) and
         September 30, 2007 (Audited)                                   1

Statements of Income for the Nine Months and Three Months Ended
         June 30, 2008 and 2007 (Unaudited)                             2

Statements of Cash Flows for the Nine Months Ended
         June 30, 2008 and 2007 (Unaudited)                             3

Notes to Financial Statements (Unaudited)                               4-12

                               MEGA PROFIT LIMITED
                           CONSOLIDATED BALANCE SHEETS

                                                        June 30,   September 30,
                                                          2008         2007
                                                      -----------   -----------
                                                      (Unaudited)    (Audited)
                                     ASSETS

Current assets:
Cash and cash equivalents                             $    82,094   $    33,302
Accounts receivable - net of allowance for
    bad debts of $88,349 and $60,643,
    respectively                                        1,830,618       887,403
Other receivables                                          48,513       267,930
Due from related parties                                   50,000        50,000
Inventories                                             1,258,694     1,432,856
Prepaid expenses                                            4,374       142,611
Advances to suppliers                                      32,017       138,034
                                                      -----------   -----------

Total current assets                                    3,306,310     2,952,136
                                                      -----------   -----------

Property, plant and equipment:
Fixed assets, net of accumulated depreciation             381,116       115,204
Construction in progress                                  520,482       403,378
                                                      -----------   -----------

                                                          901,598       518,582
                                                      -----------   -----------

Other assets:
Investment advances                                     5,992,040     3,429,959
Deposits on intangible assets                             291,583            --
                                                      -----------   -----------

Total assets                                          $10,491,531   $ 6,900,677
                                                      ===========   ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                                      $ 1,305,044   $ 1,035,101
Other payable                                             108,763       229,576
Accrued expenses                                          407,647     1,458,537
Deferred revenue                                            3,125        96,484
Due to related party                                        5,474       384,826
                                                      -----------   -----------

Total current liabilities                               1,830,052     3,204,524
                                                      -----------   -----------

Shareholders' equity
Common stock, $10 par value, 50,000 shares
 authorized 19,500 and 5,000 shares
 issued and outstanding as of June 30, 2008
and September 30, 2007, respectively                      195,000        50,000
Additional paid in capital                              1,721,828       416,828
Retained earnings                                       5,965,693     3,065,667
Accumulated other comprehensive income                    778,957       163,658
                                                      -----------   -----------

Total shareholders' equity                              8,661,479     3,696,153
                                                      -----------   -----------

Total liabilities and shareholders' equity            $10,491,531   $ 6,900,677
                                                      ===========   ===========


    The accompanying notes are an integral part of these financial statements



                               MEGA PROFIT LIMITED
  CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (UNAUDITED)
           FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2008 AND 2007


                                                        Three Months Ended June 30   Nine Months Ended June 30
                                                        --------------------------   -------------------------
                                                            2008           2007          2008         2007
                                                        -----------    -----------   -----------   -----------
Net sales                                               $ 6,788,262    $ 3,452,977   $16,107,220   $ 9,086,397
Cost of goods sold                                        3,824,131      1,700,267     9,544,205     4,769,751
                                                        -----------    -----------   -----------   -----------

         Gross profit                                     2,964,131      1,752,710     6,563,015     4,316,646
                                                        -----------    -----------   -----------   -----------

Operating expenses:
Distribution expenses                                     1,443,809        900,083     3,054,130     2,360,443
General and administrative expenses                         260,075        139,093       674,126       348,192
Depreciation expenses                                        12,524          8,740        31,743        24,046
                                                        -----------    -----------   -----------   -----------

         Total operating expenses                         1,716,409      1,047,917     3,759,999     2,732,681
                                                        -----------    -----------   -----------   -----------

Operating income                                          1,247,722        704,793     2,803,016     1,583,965

Other income (expenses)                                      (8,473)           346        97,010        83,071
                                                        -----------    -----------   -----------   -----------

Income before income taxes                                1,239,250        705,139     2,900,026     1,667,036

Provision for income taxes                                       --             --            --            --
                                                        -----------    -----------   -----------   -----------

Net income                                              $ 1,239,250    $   705,139   $ 2,900,026   $ 1,667,036

Other comprehensive income:
Foreign currency translation adjustment                     189,919         36,287       615,300        68,571
                                                        -----------    -----------   -----------   -----------

Comprehensive income                                    $ 1,429,169    $   741,426   $ 3,515,325   $ 1,735,607
                                                        ===========    ===========   ===========   ===========

Basic and diluted net income per share                  $     63.55    $    141.03   $    206.42   $    333.41
                                                        ===========    ===========   ===========   ===========

Basic and diluted weighted average shares outstanding        19,500          5,000        14,049         5,000
                                                        ===========    ===========   ===========   ===========


    The accompanying notes are an integral part of these financial statements


                               MEGA PROFIT LIMITED
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


                                                               Nine Months Ended June 30
                                                                   2008           2007
                                                               -----------    -----------
Cash flows from operating activities
 Net income                                                    $ 2,900,026    $ 1,667,036
 Adjustments to reconcile net income to operating activities
  Depreciation                                                      31,743         24,046
 Changes in assets and liabilities:
(Increase) decrease in -
  Accounts receivable and other receivables                       (723,798)    (1,377,426)
  Inventories                                                      174,162        175,517
  Prepaid expenses                                                 138,237         (6,963)
  Advances to suppliers                                            106,017       (561,305)
 Increase (decrease) in -
  Accounts payable and other payable                               149,130      1,141,913
  Accrued expenses                                              (1,050,891)       418,725
  Deferred revenue                                                 (93,360)         9,985
                                                               -----------    -----------

Net cash provided by operating activities                        1,631,266      1,491,529
                                                               -----------    -----------

Cash flows from investing activities
  Purchase of fixed assets                                        (275,421)       (34,384)
  Cash used for construction in progress                          (117,104)      (149,809)
  Investment advances                                           (2,562,080)    (1,812,467)
  Deposits on intangible assets                                   (291,583)            --
                                                               -----------    -----------

Net cash (used in) investing activities                         (3,246,188)    (1,996,660)
                                                               -----------    -----------

Cash flows from financing activities
  Proceeds from common stock                                     1,450,000             --
 (Repayment to) proceeds from related party loan                  (379,352)       333,765
                                                               -----------    -----------

Net cash provided by financing activities                        1,070,648        333,765
                                                               -----------    -----------

Effect of exchange rate changes on cash and cash equivalents       593,066         64,520
                                                               -----------    -----------

Net increase (decrease) in cash and cash equivalents                48,792       (106,846)

Cash and cash equivalents, beginning of period                      33,302        156,448
                                                               -----------    -----------

Cash and cash equivalents, end of period                       $    82,094    $    49,602
                                                               ===========    ===========
Supplemental disclosures of cash flow information:

          Interest paid                                        $    12,834    $        --
                                                               ===========    ===========
          Income taxes paid                                    $        --    $        --
                                                               ===========    ===========

    The accompanying notes are an integral part of these financial statements

                               MEGA PROFIT LIMITED
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007

1.   DESCRIPTION OF BUSINESS AND ORGANIZATION

     Mega Profit Limited (the "Company" or "Mega Profit") was incorporated under the laws of the Cayman Islands on April 23, 2007. On October 26, 2007, the Company invested $1,380,000 to form a wholly-owned subsidiary, Harbin Mega Profit Management Consulting Co., Ltd. ("Harbin Mega Profit"), a wholly foreign-owned entity ("WFOE") incorporated under the laws of the People's Republic of China ("PRC" or "China").

     The Company has not carried on any substantive operations of its own. Instead, it had entered certain exclusive agreements with Harbin Rodobo Dairy Co., Ltd. ("Rodobo"). Rodobo was incorporated on January 4, 2002 under the laws of the PRC.

     The paid-in capital of Rodobo was funded by the stockholders of Harbin Mega Profit. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on October 27, 2007, Harbin Mega Profit entered into certain exclusive agreements with Rodobo and its stockholders. Pursuant to these agreements, Harbin Mega Profit provides exclusive consulting and other general business operation services to Rodobo, in return for a consulting services fee which is equal to Rodobo's revenue. In addition, Rodobo's shareholders have pledged their equity interest in Rodobo to Harbin Mega Profit, irrevocably granted Harbin Mega Profit an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Rodobo and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Harbin Mega Profit. Through these contractual arrangements, Harbin Mega Profit has the ability to substantially influence Rodobo's daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholders' approval.

     As a result of these contractual arrangements, which obligates Harbin Mega Profit to absorb a majority of the risk of loss from Rodobo's activities and enable Harbin Mega Profit to receive a majority of its expected residual returns, Harbin Mega Profit accounts for Rodobo as a variable interest entity ("VIE") under FASB Interpretation No. 46R ("FIN 46R"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51". Accordingly, Harbin Mega Profit consolidates Rodobo's results, assets and liabilities.

     Harbin Mega Profit through its VIE, Rodobo, is engaged in the production, processing, distribution and development of powdered milk products in the PRC for infants, children, pregnant women and other adults under the brand name "Rodobo".

     Since Harbin Mega Profit and Rodobo are under common control, the consolidation of Harbin Mega Profit and Rodobo has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Harbin Mega Profit and Rodobo had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION AND CONSOLIDATION - The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

     The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary, Harbin Mega Profit, and its VIE, Rodobo. All significant inter-company transactions and balances between the Company, its subsidiaries and VIE are eliminated upon consolidation.

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the requirements for reporting on Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended June 30, 2008 and 2007 are not necessarily indicative of the results that may be expected for the full years.

     USE OF ESTIMATES - The preparation of financial statements in accordance with generally accepted accounting principles require management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS - The Company considers cash and cash equivalents to include cash on hand and deposits with banks with an original maturity of three months or less.

     ACCOUNTS RECEIVABLE - The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Provision is made against accounts receivable to the extent which they are considered to be doubtful. Accounts receivable in the balance sheet is stated net of such provision.

     INVENTORIES - Inventories comprise raw materials, work in progress, finished goods and packing materials and are stated at the lower of cost or market value. Cost is calculated using the First In First Out method and includes all costs to acquire and any overhead costs incurred in bringing the inventories to their present location and condition. Overhead costs included in finished goods inventory include direct labor cost and other costs directly applicable to the manufacturing process, including utilities, supplies, repairs and maintenances, and depreciation expense.

     Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property, plant and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets on a straight-line basis. The estimated useful lives for significant property, plant and equipment categories are as follows:

              Leasehold improvement                             5.5 years
              Machinery, equipment and automobiles                5 years

     Construction in progress represents the direct costs of construction or acquisition incurred. Upon completion and readiness for use of the assets, capitalization of these costs ceases and the cost of construction in progress is transferred to fixed assets. No depreciation is provided until the project is completed and the assets are ready for intended use. There is no financing activity occurred during the course of construction.

     The Company periodically reviews the carrying value of long-lived assets in accordance with SFAS 144. When estimated future cash flows generated by those assets are less than the carrying amounts of the assets, the Company recognized an impairment loss equal to the an amount by which the carrying value exceeds the fair value of assets. Based on its review, the Company believes that there were no impairments of its long-lived assets as of June 30, 2008.

     REVENUE RECOGNITION - The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin ("SAB") 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenues consist of the invoice value of the sale of goods net of sales returns and allowances.

     DEFERRED REVENUE - Revenue from the sale of goods or services is recognized when goods are delivered. Receipts in advance for goods to be delivered in the subsequent year are carried forward as deferred revenue.

     ADVERTISING COSTS - Advertising costs represent advertising expenses and promotion incentives provided to distributors and are charged to operations when incurred. Advertising expenses totaled $139,588 and $58,115 for the three months ended June 30, 2008 and 2007, respectively, and totaled $151,698 and $88,862 for the nine months ended June 30, 2008 and 2007, respectively.

     EMPLOYEES' BENEFIT COST - Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     FOREIGN CURRENCY TRANSLATION - The Company's principal country of operations is in the PRC. The financial position and results of operations of the Company are determined using the local currency ("RMB") as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated Other Comprehensive Income". Historically the local currency's exchange rate had been tied to the US Dollar at a rate of approximately 8.28 RMB per US Dollar. Effective July 21, 2005 the RMB was revalued to an effective exchange rate of approximately 8.11 RMB per US Dollar. Subsequent to the revaluation the RMB has been allowed to float within a specified range. As of June 30, 2008 and September 30, 2007, the exchange rate was 6.86 and 7.49 RMB per US Dollar, respectively.

     INCOME TAXES - The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financials statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to realized. There are no deferred tax amounts at June 30, 2008 and September 30, 2007, respectively.

     In June 2006, the FASB issued Interpretation 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"), an interpretation of FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the law is uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company adopted FIN 48 at October 1, 2007. The adoption of FIN 48 did not have a material effect on the Company's financial position.

     Rodobo is entitled to a tax holiday of five years for full Enterprise Income Tax ("EIT") exemption. The preferential tax treatment commenced in 2005 and will expire in 2009. The estimated tax savings amounted to $311,065 and $232,696 for the three months ended June 30, 2008 and 2007, respectively, and amounted to $772,715 and $550,121 for the nine months ended June 30, 2008 and 2007, respectively. The net effect on earnings per share had the income tax been applied would decrease earnings per share from $63.55 to $47.66 for the three months ended June 30, 2008, from $141.03 to $94.49 for the three months ended June 30, 2007, from $206.42 to $151.42 for the nine months ended June 30, 2008 and from $333.41 to $223.38 for the nine months ended June 30, 2007.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     FAIR VALUE OF FINANCIAL STATEMENTS - The carrying amounts of certain financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses, advances from customers, and other payables approximate their fair values as of June 30, 2008 and September 30, 2007 due to the relatively short-term nature of these instruments.

     CONCENTRATIONS OF BUSINESS AND CRDIT RISK - The Company maintains certain bank accounts in the People's Republic of China which are not protected by FDIC insurance or other insurance.

     The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC and the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. The Company's operating results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

     NEW ACCOUNTING PRONOUNCEMENTS - In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("FAS 157"). FAS 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. FAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FAS 157 is effective for fiscal years beginning on or after November 15, 2007, which is the Company's fiscal year 2009. The Company is currently evaluating the impact of adopting FAS 157 on its financial statements.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("FAS 159"). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. FAS 159 is effective for fiscal years beginning on or after November 15, 2007, which is the Company's fiscal year 2009. The Company is currently assessing the impact of FAS 159 on its financial statements.

     In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("FAS 141(R)"). FAS 141(R) requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose all information needed by investors to understand the nature and financial effect of the business combination. FAS 141 (R) is effective for fiscal years beginning on or after December 15, 2008, which is the Company's fiscal year 2010. The Company is currently assessing the impact of FAS 141 (R) on its financial statements.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     NEW ACCOUNTING PRONOUNCEMENTS (Continued)

     In December 2007, the FASB also issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51" ("FAS 160"). This statement requires an entity to classify noncontrolling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and noncontrolling interests are required to be treated as equity transactions. FAS 160 is effective for fiscal years beginning on or after December 15, 2008, which is the Company's fiscal year 2010. The Company is currently assessing the impact of FAS 160 on its financial statements.

     In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("FAS 161"). This statement requires enhanced disclosures about (i) how and why companies use derivative instruments, (ii) how companies account for derivative instruments and related hedged items under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and (iii) how derivative instruments and related hedged items affect their financial results. FAS 161 is effective for fiscal years beginning on or after November 15, 2008, which is the Company's fiscal year 2010. The Company is currently assessing the impact of FAS 161 on its financial statements.

3.   ACCOUNTS RECEIVABLE

     The Company's accounts receivable as of June 30, 2008 and September 30, 2007 are summarized as follows:

                                                    June 30,   September 30,
                                                      2008         2007
                                                  ----------   ------------
          Accounts receivable                     $1,918,968   $    948,046
          Less: Allowance for doubtful accounts       88,349         60,643
                                                  ----------   ------------

          Total net accounts receivable           $1,830,618   $    887,403
                                                  ==========   ============


     The activity in the allowance for doubtful accounts as of June 30, 2008 and September 30, 2007 is summarized as follows:

                                                      June 30,   September 30,
                                                        2008         2007
                                                     ----------   ----------
                                                    Nine months     Yearly

          Beginning balance                          $   60,643   $   60,668
          Additions (deductions) during the period       27,706          (25)
                                                     ----------   ----------

          Ending balance                             $   88,349   $   60,643
                                                     ==========   ==========

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


4.   INVENTORIES

     Inventories consist of the following as of June 30, 2008 and September 30, 2007:

                                               June 30,         September 30,
                                                 2008               2007
                                              ----------         ----------
     Raw materials                            $  240,206         $  247,296
     Work-in-progress                            876,143            741,850
     Finished goods                               19,812            276,246
     Packing materials                           122,533            167,464
                                              ----------         ----------

     Total inventories                        $1,258,694         $1,432,856
                                              ==========         ==========


5.   FIXED ASSETS

     Fixed assets consist of the following as of June 30, 2008 and September 30, 2007:

                                                 June 30,      September 30,
                                                   2008             2007
                                               -----------      ----------
     Building improvement                      $   216,120      $   130,459
     Plant and machinery                           254,027           44,049
     Motor vehicles                                 21,003           14,156
     Computers and equipment                         8,102            4,244
                                               -----------      -----------
                                                   429,271          192,908
     Less: accumulated depreciation               (118,136)         (77,704)
                                               -----------      -----------
     Total fixed assets, net                       381,116          115,204
     Construction in progress                      520,482          403,378
                                               -----------      -----------
                                               $   901,598      $   518,582
                                               ===========      ===========

     Depreciation expense totaled $12,524 and $8,740 for the three months ended June 30, 2008 and 2007, respectively, and totaled $31,743 and $24,046 for the nine months ended June 30, 2008 and 2007, respectively.

6.   INVESTMENT ADVANCES

     Investment advances primarily represent the payments the Company made to Wei Li Si Dairy Co. ("WLS") in connection with its pending acquisition of the certain assets owned by WLS. The total acquisition price of those assets by the Company per Assets Acquisition Agreement ("Agreement) dated June 18, 2006 was estimated to be RMB 30,000,000 (approximately US$4,373,752). The Company has decided to cease the effort to acquire the certain assets owned by WLS aforementioned. As of June 30, 2008, WLS has returned to the Company the majority of the investment advances made to date with a remaining balance of $14,579 to be returned.

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


6.   INVESTMENT ADVANCES (continued)

     On October 15, 2007, the Company entered into an "Agreement for Increase of the Share Capital" with Inner Mongolia Hulunbeier Beixue Dairy Co., Ltd. ("Beixue") to obtain 51% interest of Beixue with a total investment of RMB 51,000,000 (approximately US$7,435,378). Under the Agreement, the Company agrees to pay a first installment payment of RMB 1,000,000 (approximately US$145,792) by February 20, 2008 and the remaining amount within 90 days of the first installment payment. As of June 30, 2008, the Company has made advances to Beixue in the total amount of $145,792. The Company has decided to cease the effort to acquire the 51% interest of Beixue aforementioned. Beixue will return the investment advances made to date to the Company.

     On April 1, 2008, the Company entered into an "Investment Agreement" with Harbin Mega Profit to incorporate a subsidiary company, Mega Profit Agriculture Company. During the nine months ended June 30, 2008, the Company made investment advances in the amount of RMB 40,000,000 (approximately US$5,831,669) to acquire land, buildings and equipments. The Company is in process of obtaining the license and approval from Chinese government. Once these documents are ready, the Company will reclassify the full amount to appropriate accounts.

7.   DEPOSITS ON INTANGIBLE ASSETS

     The Company entered into a "Technology Transfer Agreement" with China Nutrition Society ("CNS") to obtain a powdered milk product formula specifically developed for the middle aged and seniors with a total fee of RMB 5,000,000 (approximately $728,959). The Company will exclusively have the right to use the formula for 10 years starting July 1, 2008. Under the Agreement, the Company agrees to pay a first installment payment of RMB 2,000,000 (approximately $291,583) upon the execution of the Agreement, a second installment payment of RMB 1,000,000 (approximately $145,792) upon the technology transfer and the remaining amount by December 25, 2008. As of June 30, 2008, the Company has made the first installment payment of RMB 2,000,000.

8.   DUE TO RELATED PARTY

     Due to related party represent temporary funding by its officer to finance the working capital as needed. The amounts are unsecured, non-interest bearing and due on demand. Due to related party also includes rents payable to its officer. The Company rents office space from its officer. The rent amounted to RMB 98,700 (approximately $12,797) and RMB 36,000 (approximately $5,010), respectively, for the fiscal year ended September 30, 2007 and for the nine months ended June 30, 2008. As of June 30, 2008 and September 30, 2007, the Company had the following balances due to related party:



                                                   June 30,       September 30,
                                                     2008             2007
                                                 -----------       -----------
     Due to Mr. Wang Yan-bin                     $     5,473       $   384,826
                                                 -----------       -----------

     Total due to related party                  $     5,473       $   384,826
                                                 ===========       ===========

                               MEGA PROFIT LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

                FOR THE NINE MONTHS ENDED JUNE 30, 2008 AND 2007


9.   STOCKHOLDER'S EQUITY

     Upon its inception, the Company issued common stock of 50,000 shares with $1 par value. On January 10, 2008, the Company effected a reverse split at a rate of 10:1. On January 11, 008, the Company issued another 14,500 shares of common stock to an investor. As of June 30, 2008, there were 19,500 shares of common stock issued and outstanding.

10.  MAJOR CUSTOMERS

     The following table presents sales from major customers with individual sales over 10% of total net revenue for the three months ended June 30, 2008 and for the nine months ended June 30, 2008:

                             Three Months Ended June 30,                           Nine Months Ended June 30,
                 --------------------------------------------------    --------------------------------------------------
                           2008                      2007                        2008                      2007
                 -----------------------    -----------------------    -----------------------    -----------------------
                                  % of                       % of                       % of                       % of
                    Sales        Sales         Sales        Sales         Sales        sales         Sales        sales
                 ----------   ----------    ----------   ----------    ----------   ----------    ----------   ----------
     Luoling     $1,740,230           26%   $  832,576           24%   $4,426,459           27%   $2,664,881           29%

     Huijiabei    1,531,643           23%          n/a          n/a     1,639,285           10%          n/a          n/a

     Meilu        1,117,071           16%      861,584           25%    2,866,566           18%    2,487,869           27%
                 ----------   ----------    ----------   ----------    ----------   ----------    ----------   ----------
     Total       $4,388,944           65%   $1,694,160           49%   $8,932,309           55%   $5,152,750           57%
                 ==========   ==========    ==========   ==========    ==========   ==========    ==========   ==========


     At June 30, 2008, the total receivable balance due from the three major customers was $1,245,918. At June 30, 2007, the total receivable balance due from the two major customers was $645,677.

11.  COMMITTEMENTS AND CONTINGENCIES

     On July 1, 2004, the Company entered into a lease agreement with Heilongjiang Jinniu Dairy Co., Ltd. ("Jinniu") to lease its manufacturing facilities in Qinggang, Heilongjiang. Under the agreement, the Company is obligated to pay RMB1,000,000 (approximately US$145,792) per year, payable in two installments each year for six years from July 5, 2004 to July 5, 2010.

     On April 1, 2005 and April 1, 2006, the Company and Jinniu amended the lease agreement whereby the lease term is extended to July 6, 2030 and effective July 5, 2010, the annual rent payment is reduced to RMB 600,000 (approximately US$87,475), payable in two installments each year. Under the amended agreement, the Company is also required to make minimum RMB 400,000 (approximately US$58,317) of annual improvements or betterment to the leased facility when the new lease term takes effective.

(b) Pro forma financial information.



                          NAVSTAR MEDIA HOLDINGS, INC.
                          INDEX TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS




                                                                        PAGE (S)

Introduction to Unaudited Pro Forma Condensed Consolidated
      Financial statements                                                 1

Pro Forma Balance Sheet- June 30, 2008 (Unaudited)                         2

Pro Forma Statement of Operations for the year ended December 31,
      2007 (Unaudited)                                                     3

Pro Forma Statement of Operations for the six months ended June 30,
      2008 (Unaudited)                                                     4

Notes to Pro Forma Financial Statements (Unaudited)                        5

                          NAVSTAR MEDIA HOLDINGS, INC.

                      INTRODUCTION TO UNAUDITIED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     On September 30, 2008, Navstar Media Holdings, Inc., a Nevada corporation ("The Company"), Rodobo International, Inc., also a Nevada corporation wholly-owned by the Company ("Merger Sub"), and Mega Profit Limited ("Mega Profit"), a corporation formed under the laws of the Cayman Islands, and shareholder of Mega Profit ("Sellers"), entered an Agreement and Plan of Merger ("Agreement").

     Pursuant to the Agreement, Merger Sub acquired Mega Profit and then merged with and into the Company (the "Merger"). In consideration of the acquisition of Mega Profit by the Merger Sub and the Merger, Merger Sub issued to the Sellers and their designees: 1) 10 shares of the common stock of the Merger Sub, which are converted into approximately 37,000,000 shares of common stock of the Company prior to and approximately 973,685 shares post a 38:1 reverse split, which is done in conjunction of the Merger; 2) 12,976,316 shares of convertible preferred stock which are converted into 12,976,316 shares of the common stock of the Company. Upon completion of the Merger, the Sellers and their designees own 93% of common stock of the Company outstanding.

     In connection with the acquisition of Mega Profit on September 30, 2008, officers and directors of the Company resigned and executive officers of Mega Profit were appointed as the Company's officers and directors.

     The acquisition will be accounted for as a reverse merger under the purchase method of accounting since there was a change of control. Accordingly, Mega Profit will be treated as the continuing entity for accounting purposes.

     The accompanying unaudited pro forma condensed consolidated balance sheet has been presented with consolidated subsidiaries at June 30, 2008. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008 has been presented as if the acquisition had occurred January 1, 2007.

     The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.


                          NAVSTAR MEDIA HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2008


                                                        Navstar
                                                         Media           Mega                               (1)
                                                        Holdings,       Profit                              Pro
                                                          Inc.          Limited    Adjustments   Notes     Forma
                                                       -----------    -----------  -----------   -----   -----------
                                     ASSETS
Current Assets
    Cash and cash equivalents                          $        --    $    82,094                        $    82,094
    Accounts receivable                                         --      1,830,618                          1,830,618
    Other receivables                                           --         48,513                             48,513
    Due from related parties                                    --         50,000                             50,000
    Inventories                                                 --      1,258,694                          1,258,694
    Prepaid expenses                                            --          4,374                              4,374
    Advances to suppliers                                       --         32,017                             32,017
                                                       -----------    -----------                        -----------

    Total current assets                                        --      3,306,310                          3,306,310
                                                       -----------    -----------                        -----------

Property and Equipment, Net
    Fixed assets, net of accumulated depreciation               --        381,116                            381,116
    Construction in progress                                    --        520,482                            520,482
                                                       -----------    -----------                        -----------

                                                                --        901,598                            901,598
                                                       -----------    -----------                        -----------

Other assets
    Investment advances                                         --      5,992,040                          5,992,040
    Deposits on intangible assets                               --        291,583                            291,583
                                                       -----------    -----------                        -----------

TOTAL ASSETS                                           $        --    $10,491,531                        $10,491,531
                                                       ===========    ===========                        ===========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
    Accounts payable and accrued expenses              $   844,757    $ 1,712,691   $  (844,757)   a     $ 1,712,691
    Other payable                                               --        108,763                            108,763
    Deferred revenue                                            --          3,125                              3,125
    Due to related party                                        --          5,474                              5,474
    Convertible debentures payable                         718,921             --      (718,921)   a              --
                                                       -----------    -----------                        -----------
    Total current liabilities                            1,563,678      1,830,052                          1,830,052
                                                       -----------    -----------                        -----------

SHAREHOLDERS' (DEFICIT) EQUITY
    Common stock, $0.001 Par value, 60,000,000
      shares authorized, 26,980,609 shares issued
      and outstanding as of June 30, 2008                   26,980             --                             26,980
    Common stock, $10 par value, 50,000 shares
      authorized 19,500 shares issued and
      outstanding as of June 30, 2008                           --        195,000      (195,000)   b              --
    Additional paid-in-capital                           3,958,947      1,721,828    (3,790,926)   a,b     1,889,849
    Accumulated other comprehensive income                 (20,001)       778,957        20,001    a,b       778,957
    (Accumulated deficit) retained earnings             (4,224,404)     5,965,693     4,224,404    a,b     5,965,693
    Treasury stock, at cost                             (1,305,200)            --     1,305,200                   --
                                                       -----------    -----------                        -----------
    Total shareholders' (deficit) equity                (1,563,678)     8,661,479                          8,661,479
                                                       -----------    -----------                        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY   $        --    $10,491,531                        $10,491,531
                                                       ===========    ===========                        ===========




(1) Represents reverse acquisition showing assets and liabilities of Mega Profit Limited only.


  See notes to unaudited condensed consolidate Pro Forma financial statements





                          NAVSTAR MEDIA HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2007


                                                          Navstar
                                                           Media           Mega                               (1)
                                                          Holdings,       Profit                              Pro
                                                            Inc.          Limited     Adjustments   Notes     Forma
                                                        ------------    ------------  -----------   -----  ------------

REVENUES                                                $         --    $ 14,241,980                       $ 14,241,980

COST OF GOODS SOLD                                                --       7,944,054                          7,944,054
                                                        ------------    ------------                       ------------

GROSS PROFIT                                                      --       6,297,927                          6,297,927

OPERATING EXPENSES
   Selling, general and administrative expenses              402,244       3,623,274       (402,244)   a      3,623,274
                                                        ------------    ------------                       ------------

NET (LOSS) INCOME (LOSS)                                    (402,244)      2,674,653                          2,674,653
                                                        ------------    ------------                       ------------

OTHER INCOME (EXPENSE)                                      (210,000)        179,698        210,000    a        179,698

NET (LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES         (612,244)      2,854,351                          2,854,351
                                                        ------------    ------------                       ------------

PROVISION FOR INCOME TAX                                          --              --                                 --
                                                        ------------    ------------                       ------------

NET (LOSS) INCOME FROM CONTINUING OPERATIONS                (612,244)      2,854,351                          2,854,351

NET (LOSS) INCOME FROM CONTINUING OPERATIONS                (831,479)             --        831,479    a             --
                                                        ------------    ------------                       ------------

NET (LOSS) INCOME FROM CONTINUING OPERATIONS            $ (1,443,723)   $  2,854,351                       $  2,854,351
                                                        ============    ============                       ============

BASIC AND DILUTED (LOSS) INCOME PER SHARE               $      (0.07)   $     570.87   $    (570.67)   b   $       0.13
                                                        ============    ============                       ============

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                                       21,780,609           5,000                         21,780,609
                                                        ============    ============                       ============


  See notes to unaudited condensed consolidate Pro Forma financial statements


                          NAVSTAR MEDIA HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2008


                                                          Navstar
                                                           Media           Mega                           (1)
                                                          Holdings,       Profit                          Pro
                                                            Inc.          Limited  Adjustments Notes     Forma
                                                      ------------    ------------ ----------- ----- ------------

REVENUES                                              $         --    $ 12,073,967                   $ 12,073,967

COST OF GOODS SOLD                                              --       6,730,002                      6,730,002
                                                      ------------    ------------                   ------------

GROSS PROFIT                                                    --       5,343,965                      5,343,965

OPERATING EXPENSES
   Selling, general and administrative expenses             19,000       3,039,226    (19,000)   a      3,039,226
                                                      ------------    ------------                   ------------

NET (LOSS) INCOME (LOSS)                                   (19,000)      2,304,738                      2,304,738
                                                      ------------    ------------                   ------------

OTHER INCOME (EXPENSE)                                     (49,269)         (1,068)    49,269    a         (1,068)

NET (LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES        (68,269)      2,303,670                      2,303,670
                                                      ------------    ------------                   ------------

PROVISION FOR INCOME TAX                                        --              --                             --
                                                      ------------    ------------                   ------------

NET (LOSS) INCOME                                     $    (68,269)   $  2,303,670                   $  2,303,670
                                                      ============    ============                   ============

BASIC AND DILUTED (LOSS) INCOME PER SHARE             $      (0.00)   $     123.20  $ (123.11)   b   $       0.09
                                                      ============    ============                   ============

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                                     26,980,609          18,699                     26,980,609
                                                      ============    ============                   ============

  See notes to unaudited condensed consolidate Pro Forma financial statements

                          NAVSTAR MEDIA HOLDINGS, INC.
               NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007 and for the six months ended June 30, 2008 to reflect the acquisition of Mega Profit by the Company:

     a. To record the spin-off of the Company's assets and liabilities prior to the reverse merger.

     b. These adjustments reflect the recapitalization of the Company as a result of the transactions related to the Merger.